UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 12, 2019

 Natus Medical Incorporated
(Exact name of registrant as specified in its charter)

000-33001
(Commission File Number)

Delaware	77-0154833
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
6701 Koll Center Parkway, Suite 120
Pleasanton, CA 94566
(Address of principal executive offices) (Zip Code)
925-223-6700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NTUS	The Nasdaq Stock Market LLC
(The Nasdaq Global Market)

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Bylaws Amendments
As described in Natus Medical Incorporated’s (the “Company”) Current Report on Form 8-K filed on June 7, 2019, at the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”), the Company’s stockholders, upon recommendation of the Company’s Board of Directors (the “Board”), approved two amendments (the “Amendments”) to the Company’s Amended and Restated Certificate of Incorporation (the “Restated Charter”) to declassify the Board and to eliminate cumulative voting. Immediately following such stockholder vote, the Company filed a Certificate of Amendment to the Restated Charter of the Company with the Secretary of State of the State of Delaware to effect the Amendments.

On December 12, 2019, the Board approved the Company’s Second Amended and Restated Bylaws (the “Restated Bylaws”). The Restated Bylaws were effective as of December 12, 2019 and included the following amendments: (i) changes to conform certain provisions of the Restated Bylaws to the Amendments to the Restated Charter to eliminate cumulative voting and declassify the Board, (ii) the adoption of an exclusive forum provision (as described below), (iii) the adoption of expense advancement for persons indemnified under the indemnification provisions of the Restated Bylaws, (iv) adds a description of the duties and functions of the Chairperson of the Board, the Vice Chairperson of the Board and, if applicable, the Lead Independent Director, (v) adds provisions concerning electronic transmission, (vi) removes Section 3.12 regarding approval or ratification of acts or contracts by stockholders and (vii) a number of other immaterial clarifications and refinements.

New Article 10 of the Restated Bylaws provides that, with respect to any action arising after the effective date of the Restated Bylaws, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action, (ii) any action asserting breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Company, (iii) any action arising out of the Delaware General Corporation Law or the Company’s Restated Charter or Restated Bylaws or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, any state court located within the State of Delaware, or the federal district court for the District of Delaware). These provisions will not apply to actions arising under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended.

The foregoing description of the amendments to the Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Second Amended and Restated Bylaws, effective December 12, 2019, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws of Natus Medical Incorporated, effective December 12, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED (Registrant)

Dated: December 16, 2019	By:	/s/ B. Drew Davies
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws of Natus Medical Incorporated, effective December 12, 2019.